UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2006

SOUTHERN COPPER CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2575 East Camelback Road, Phoenix, Arizona 85016
(Address of Principal Executive Offices) (Zip Code)

(602) 977-6595
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement

On May 9, 2006, Southern Copper Corporation (the “Company”) issued an additional $400 million 7.500% notes due 2035 under an indenture dated as of July 27, 2005 (the “Indenture”), between the Company and The Bank of New York, as trustee (the “Trustee”) previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 1, 2005 which is hereby incorporated by reference. These notes are intended to form a part of the same series as the Company’s $600 million 7.500% notes due 2035 issued under the same Indenture. Interest due on the Notes will be payable on January 27 and July 27 of each year beginning on January 27, 2006.

These Notes constitute the Company’s senior unsecured obligations and rank pari passu in priority of payment with all of the Company’s other present and future unsecured and subordinated indebtedness. The Company may, at its option, redeem some or all of the Notes by paying a make-whole premium plus accrued and unpaid interest to the date of such redemption.

The Indenture contains certain covenants and events of default.

The Notes are not registered under the Securities Act or any U.S. state securities laws. However, the Company has agreed to (i) file a registration statement with the Securities and Exchange Commission with respect to a registered offer to exchange the  Notes for new exchange notes having terms substantially identical in all material respects to the Notes, except that in each case the new exchange notes will not contain terms with respect to transfer restrictions or special interest or (ii) file a shelf registration statement with respect to resales of the Notes.

The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the Indenture previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 1, 2005.

Item 2.03                     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN PERU COPPER CORPORATION

Dated: May 10, 2006	By:	/s/ José N. Chirinos
Name: José N. Chirinos
Title: Comptroller